Exhibit 99.1

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed

Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) gives effect to the dispositions of the Company’s properties located in Grand Junction, Colorado and Maitland, Florida (collectively, the “Dispositions”), as described in the Company’s Current Report on Form 8-K to which this Exhibit 99.1 is attached.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the Dispositions as if they had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 give effect to the Dispositions as if they had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the Company’s historical consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are directly attributable to the Dispositions and factually supportable. The adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are also expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments include, among other things:

• removal of revenues and expenses associated with the disposed properties;
• elimination of depreciation and amortization related to the disposed properties;
• repayment of property-level indebtedness secured by the disposed properties; and
• application of net disposition proceeds to obligations under the Company’s preferred equity arrangements, as required by the governing agreements related thereto.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Dispositions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the Company’s historical consolidated financial statements and related notes incorporated by reference here.

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2025

	Historical	Grand Junction, CO	Maitland, FL	Pro Forma
	(unaudited)	Sale	Sale	(unaudited)
Assets

Investments in real estate
Land	$20,055,577	$-	$-	$20,055,577
Building and site improvements	67,133,859	-	-	67,133,859
Acquired tenant improvements	2,434,465	-	-	2,434,465
Acquired lease intangible assets	9,444,402	-	-	9,444,402
Less: accumulated depreciation and amortization	(14,065,544)	-	-	(14,065,544)
Net real estate investments	$85,002,759	$-	$-	$85,002,759

Cash and cash equivalents	247,288	(343)	(259)	246,686
Restricted cash	34,500	-	-	34,500
Deferred rent asset	382,377	-	(2,624)	379,753
Prepaid expenses	362,681	(6,411)	(7,711)	348,559
Accounts receivable	6,144	-	16,102	22,246
Escrow deposits and other assets	675,298	(129,430)	-	545,868
Held for sale assets	10,726,355	(4,402,689)	(4,697,902)	1,625,764
Right-of-use asset, net	6,008,618	-	-	6,008,618
Total Assets	$103,446,020	$(4,538,873)	$(4,692,394)	$94,214,753

Liabilities and Equity

Liabilities
Accounts payable	$611,408	$(311)	$(29,959)	$581,138
Accrued expenses	1,971,367	(144,936)	(88,820)	1,737,611
Accrued expense - related party	949,026	-	-	949,026
Acquired lease intangible liabilities, net	1,445,993	-	-	1,445,993
Insurance payable	128,838	-	-	128,838
Deferred rent liability	173,658	-	-	173,658
Lease liability, net	6,503,013	-	-	6,503,013
Loan payable - related party	7,614,689	-	-	7,614,689
Mortgage loans, net of unamortized debt issuance costs and debt discount	54,587,784	(2,374,906)	(2,831,425)	49,381,453
Derivative liabilities	534,198	-	-	534,198
Total liabilities	$74,519,974	$(2,520,153)	$(2,950,205)	$69,049,617

Redeemable Non-Controlling Interests	$32,459,949	$(2,331,138)	$(3,349,601)	$26,779,209

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,443,188 shares issued and outstanding at September 31, 2025.	$54,431	$-	$-	$54,431
Additional paid-in capital	29,277,797	-	-	29,277,797
Accumulated deficit	(33,258,992)	312,418	1,607,412	(31,339,162)
Total Generation Income Properties, Inc. Stockholders' Equity	$(3,926,764)	$312,418	$1,607,412	$(2,006,934)

Non-Controlling Interest	392,861	-		392,861
Total equity	$(3,533,903)	$312,418	$1,607,412	$(1,614,073)

Total Liabilities and Equity	$103,446,020	$(4,538,873)	$(4,692,394)	$94,214,753

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2025

	Historical	Grand Junction, CO	Maitland, FL	Pro Forma
	(unaudited)	Sale	Sale	(unaudited)
Revenue
Rental income	$7,248,050	$(361,318)	$(341,057)	$6,545,675
Other income	35,924	-	(180)	35,744
Total revenue	$7,283,974	$(361,318)	$(341,237)	$6,581,419

Expenses
General and administrative expense	$1,643,464	$(1,220)	$(2,158)	$1,640,086
Building expenses	1,975,060	(80,779)	(119,501)	1,774,780
Depreciation and amortization	3,844,454	(75,067)	(354,762)	3,414,625
Interest expense, net	4,429,454	(83,359)	(108,717)	4,237,378
Compensation Costs	939,670	-	-	939,670
Total expenses	$12,832,102	$(240,425)	$(585,138)	$12,006,539
Operating gain (loss)	(5,548,128)	(120,893)	243,902	(5,425,120)
Other expense	(286)	-	(186)	(472)
Loss on derivative valuation	(427,081)	-	-	(427,081)
Dead deal expense	(35,160)	-	-	(35,160)
Loss on extinguishment of debt	(926,398)	-	-	(926,398)
Loss on sale of property	(44,782)	-	-	(44,782)
Net income (loss)	$(6,981,835)	$(120,893)	$243,716	$(6,859,011)
Less: Net income attributable to non-controlling interests	2,999,612	-	-	2,999,612
Net income (loss) attributable to Generation income Properties, Inc.	$(9,981,447)	$(120,893)	$243,716	$(9,858,623)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,447,772			5,447,772

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.83)			$(1.81)

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2024

	Historical	Grand Junction, CO	Maitland, FL	Pro Forma
	(unaudited)	Sale	Sale	(unaudited)
Revenue
Rental income	$9,510,791	$(476,394)	$(813,718)	$8,220,679
Other income	251,845	-	(360)	251,485
Total revenue	$9,762,636	$(476,394)	$(814,078)	$8,472,164

Expenses
General and administrative expense	$2,109,271	$(1,206)	$(1,145)	$2,106,920
Building expenses	2,673,624	(170,408)	(170,881)	2,332,335
Depreciation and amortization	4,765,203	(100,090)	(472,832)	4,192,281
Interest expense, net	4,286,546	(105,596)	(251,996)	3,928,954
Compensation Costs	1,060,336	-	-	1,060,336
Total expenses	$14,894,980	$(377,300)	$(896,854)	$13,620,826
Operating income (loss)	(5,132,344)	(99,094)	82,776	(5,148,661)
Gain on derivative valuation	372,573	-	-	372,573
Dead deal expense	(35,873)	-	-	(35,873)
Loss on held for sale asset valuation	(77,244)	-	-	(77,244)
Net income (loss)	$(4,872,888)	$(99,094)	$82,776	$(4,889,205)
Less: Net income attributable to non-controlling interests	3,476,599	-	-	3,476,599
Net income (loss) attributable to Generation income Properties, Inc.	$(8,349,487)	$(99,094)	$82,776	$(8,365,804)
Less: Preferred stock dividends	95,000			95,000
Net (income) loss attributable to common shareholders	$(8,444,487)	$(99,094)	$82,776	$(8,460,804)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,443,188			5,443,188

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.53)			$(1.54)

Generation Income Properties, Inc.

Notes to Unaudited Pro Forma Condensed

Consolidated Financial Information

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) reflects the dispositions of the Company’s properties located in Grand Junction, Colorado, and Maitland, Florida (collectively, the “Dispositions”).

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the Dispositions as if they had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 give effect to the Dispositions as if they had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation

S-X and is based on the Company’s historical consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Dispositions occurred on the dates indicated, nor does it purport to project the Company’s financial position or results of operations for any future period.

Note 2 – Description of the Dispositions

Grand Junction Property

On December 5, 2025, the Company sold its retail property located in Grand Junction, Colorado for a gross purchase price of approximately $5.0 million, subject to customary closing adjustments.

Westhall Lane Property

On December 15, 2025, the Company sold its office property located in Maitland, Florida for a gross purchase price of approximately $6.7 million, subject to customary closing adjustments and credits related to repair items identified during due diligence.

Note 3 – Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial information includes the following adjustments, which are directly attributable to the Dispositions, factually supportable, and, with respect to the statements of operations, expected to have a continuing impact on the Company’s financial position and results of operations.

(a) Removal of Operating Results of Disposed Properties

Reflects the elimination of rental revenues, property operating expenses, and other income and expenses associated with the disposed properties for the applicable periods presented, as if the Dispositions had occurred on January 1, 2024.

(b) Elimination of Depreciation and Amortization

Reflects the elimination of depreciation and amortization related to buildings, improvements, and lease-related intangible assets associated with the disposed properties for the applicable periods presented, as if the Dispositions had occurred on January 1, 2024.

(c) Repayment of Property-Level Debt

Reflects the repayment of mortgage loans secured by the disposed properties, including the elimination of related interest expense and amortization of deferred financing costs for the periods presented, as if such repayment had occurred on January 1, 2024.

(d) Application of Net Disposition Proceeds

Reflects the application of net proceeds from the Dispositions, after repayment of property-level indebtedness and transaction costs, to obligations under the Company’s preferred equity investment arrangements, as if such application had occurred on September 30, 2025 for balance sheet purposes. Pursuant to the governing agreements related thereto, distributions from capital transactions are required to be applied to satisfy accrued preferred return and related make-whole obligations prior to any distribution of proceeds to common equity holders.

(e) Transaction Costs

Transaction costs directly attributable to the Dispositions are reflected in the pro forma balance sheet as if incurred on September 30, 2025. Transaction costs are not reflected in the pro forma statements of operations as such costs are nonrecurring in nature and not expected to have a continuing impact.

Note 4 – Assumptions and Limitations

The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances. The actual results of the Dispositions may differ materially from the pro forma amounts presented.